EXHIBIT 99.1

Teva Pharmaceutical Industries Ltd.
Web Site: www.tevapharm.com	Web Site: www.ivax.com

Contact:	Dan Suesskind
Chief Financial Officer
Teva Pharmaceutical Industries Ltd.
	(011) 972-2-589-2840	Neil Flanzraich
Vice Chairman and President
	George Barrett	IVAX Corporation
	President and CEO	(305) 575-6008
Teva North America
	(215) 591-3030	David Malina
Vice President, Investor Relations
and Corporate Communications
	Investor Relations	IVAX Corporation
	Teva Pharmaceutical Industries Ltd.	(305) 575-6043
(011) 972-3-926-7554
FOR IMMEDIATE RELEASE
Teva and IVAX Sign Consent Order,
Schedule Anticipated Closing Date for Merger
Jerusalem, Israel and Miami, Florida, December 22, 2005 – Teva Pharmaceutical Industries Ltd. (Nasdaq: TEVA) and IVAX Corporation (AMEX: IVX) announced today that, as expected, they have signed a consent order for submission to the U.S. Federal Trade Commission (“FTC”) in connection with the pending acquisition of IVAX by Teva. The scope of the consent order is consistent with what the parties have anticipated throughout the FTC review process. Completion of the FTC review process is the last remaining regulatory condition to the consummation of the transaction.
Teva and IVAX have scheduled an anticipated closing date of January 12, 2006. However, the transaction cannot be closed without the acceptance of the consent order by the Commissioners of the FTC, and such acceptance has not as yet been obtained. If the FTC acceptance of the consent order is not obtained by such date, the closing will be postponed and a further notice regarding a closing date will be given.
IVAX shareholders are reminded that, given an anticipated closing date of January 12, 2006, the election deadline for making a cash or stock election under the merger agreement will be 5:00 p.m., New York City time, on January 10, 2006.
About Teva
Teva Pharmaceutical Industries Ltd., headquartered in Israel, is among the top 20 pharmaceutical companies and among the largest generic pharmaceutical companies in the world. The company develops, manufactures and markets generic and innovative human pharmaceuticals and active pharmaceutical ingredients. Close to 90% of Teva’s sales are in North America and Europe.

About IVAX
IVAX Corporation, headquartered in Miami, Florida, discovers, develops, manufactures, and markets branded and brand equivalent (generic) pharmaceuticals and veterinary products in the U.S. and internationally.
Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995:
The statements, analyses and other information contained herein relating to the proposed merger and the contingencies and uncertainties to which Teva and IVAX may be subject, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Such statements are made based upon management’s current expectations and beliefs concerning future events and their potential effects on the company.
Actual results may differ materially from the results anticipated in these forward-looking statements. Important factors that could cause or contribute to such differences include whether and when the proposed acquisition will be consummated and the terms of the conditions imposed in connection with such closing, including divestitures required in connection with obtaining antitrust approvals, Teva’s ability to rapidly integrate IVAX’s operations and achieve expected synergies, diversion of management time on merger-related issues, Teva and IVAX’s ability to successfully develop and commercialize additional pharmaceutical products, the introduction of competitive generic products, the impact of competition from brand-name companies that sell or license their own generic products (so called “authorized generics”) or successfully extend the exclusivity period of their branded products, the effects of competition on Copaxone® sales, regulatory changes that may prevent Teva or IVAX from exploiting exclusivity periods, potential liability for sales of generic products prior to completion of appellate litigation, including that relating to Neurontin® and Allegra®, the impact of pharmaceutical industry regulation and pending legislation that could affect the pharmaceutical industry, the difficulty of predicting U.S. Food and Drug Administration, European Medicines Association and other regulatory authority approvals, the regulatory environment and changes in the health policies and structure of various countries, Teva’s ability to successfully identify, consummate and integrate acquisitions, exposure to product liability claims, dependence on patent and other protections for innovative products, significant operations outside the United States that may be adversely affected by terrorism or major hostilities, fluctuations in currency, exchange and interest rates, operating results and other factors that are discussed in Teva’s Annual Report on Form 20-F, IVAX’s Annual Report on Form 10-K and their other filings with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and neither Teva nor IVAX undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
This communication is being made in respect of the proposed merger involving Teva and IVAX. In connection with the proposed merger, Teva has filed a registration statement on Form F-4 containing a joint proxy statement/prospectus for the shareholders of Teva and IVAX with the SEC. Before making any investment decision, IVAX shareholders and other investors are urged to read the joint proxy statement/prospectus regarding the merger and any other relevant documents carefully in their entirety because they contain important information about the proposed transaction. The registration statement containing the joint proxy statement/prospectus and other documents are available free of charge at the SEC’s website, www.sec.gov. You may also obtain the joint proxy statement/prospectus and other documents free of charge by contacting IVAX Investor Relations at (305) 575-6000 or Teva Investor Relations at 972-3-926-7554.